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                                                                    EXHIBIT 99.1

                           INSTRUCTIONS AS TO USE OF

                             NETPLEX SYSTEMS, INC.
                              RIGHTS CERTIFICATES
               CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

  The following instructions relate to a rights offering (the "Rights Offering") by Netplex Systems, Inc., a Deleware corporation (the "Company"), to the holders of record of the common stock and holders of the preferred ("Recordholders") of The Netplex Group, Inc. ("Group"), as described in the Company's Prospectus dated ____________, 2001 (the "Prospectus"). Recordholders of Group common stock at the close of business on July 16, 2001 (the "Record Date") are receiving subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock" and, collectively, the "Underlying Shares"). A total of 1,350,000 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for every one share of Group common stock owned of record (or in the case of holder's of Group's Preferred Stock, one Right for every share of common stock underlying such Preferred Stock) as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., Washington, D.C. time time thirty days after the record date, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent. The Rights will be evidenced by transferable rights certificates (the "Subscription Certificates").

  Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $4.00 per share (the "Subscription Price") for one share of Common Stock. In addition, Rights holders who exercise their Basic Subscription Rights in full will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $4.00 per share for shares of Common Stock that are not otherwise purchased through the exercise of Rights (the "Excess Shares"), subject to availability and proration as described below.
Rights must be exercised in minimum increments of 100.   Shares of Common Stock
will be available for purchase through the exercise of the Over-Subscription Right only to the extent that any Underlying Shares are not subscribed for by other holders of Rights pursuant to their Basic Subscription Rights. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Right, in proportion to the number of shares of Group common stock held by each such holder as of the Record Date relative to the other holders of Rights participating in the additional subscription; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for through the exercise of such holder's Over-Subscription
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Right, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among those holders whose subscriptions are not fully satisfied on the same principle. Such proration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Right. See "The Rights Offering -- Subscription Rights" in the Prospectus.

  No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole
number, with such adjustments as may be necessary.   No fractional shares of
Common Stock will be issued through the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

  The number of Rights to which you are entitled is printed on your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate boxes on your Subscription Certificate and returning the Certificate to the Subscription Agent in the envelope provided.

  YOUR SUBSCRIPTION CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., WASHINGTON, D.C. TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHTS OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1.  METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS

  To exercise Rights, complete the Subscription Certificate and send the properly completed and executed Subscription Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for through the exercise of the Basic Subscription Rights and the Over-Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., Washington, D.C., on the Expiration Date. Payment of the Subscription Price will be held in an escrow account with State Street Bank and Trust Company (the "Escrow Agent") until such funds are distributed to the Company or refunded to holders of Rights at the completion or termination of the Rights Offering as described in the Prospectus. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by a personal check or bank certified or cashier's check payable to American Stock Transfer and Trust Company, as Subscription Agent, Payments will be deemed to have been received by the Subscription Agent only upon receipt by the Subscription Agent of any check and (ii) receipt of collected funds pursuant to such check.

  The Subscription Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by mail, by hand or by overnight courier to the following address:
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                                ________________
                                ________________


               Telephone Number for Confirmation and Information:

  Delivery to an address other than the one above does not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

  BANKS, BROKERS AND OTHER NOMINEE HOLDERS OF RIGHTS WHO EXERCISE THE BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION RIGHT ON BEHALF OF BENEFICIAL OWNERS OF RIGHTS WILL BE REQUIRED TO CERTIFY TO THE SUBSCRIPTION AGENT AND TO THE COMPANY, IN CONNECTION WITH THE EXERCISE OF THE OVER-SUBSCRIPTION RIGHT, AS TO THE AGGREGATE NUMBER OF RIGHTS THAT HAVE BEEN EXERCISED, AND THE NUMBER OF UNDERLYING SHARES THAT ARE BEING SUBSCRIBED FOR THROUGH THE EXERCISE OF THE OVER-SUBSCRIPTION RIGHT, BY EACH BENEFICIAL OWNER OF RIGHTS (INCLUDING SUCH NOMINEE ITSELF) ON WHOSE BEHALF SUCH NOMINEE HOLDER IS ACTING.

  If more Excess Shares are subscribed for through the exercise of Over-Subscription Rights than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners of Group common stock exercising the Over-Subscription Right in proportion to their holding of shares of Group common stock as of the Record Date relative to the other holders of rights participating in the additional subscription. If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised your Basic Subscription Rights to purchase Underlying Shares to the full extent of the payment tendered.

  If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after all prorations and adjustments contemplated by the terms of the rights offering have been effected.

2.  ISSUANCE OF COMMON STOCK.

  The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in your Subscription Certificate.
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  (a) Basic Subscription Right and Over-Subscription Right.  As soon as practicable after the Closing of the Rights Offering, the Subscription Agent will mail to each Rights holder who validly exercises the Basic Subscription Rights and Over-Subscription Rights, certificates representing shares of Common Stock purchased through the exercise of the Basic Subscription Rights.

  (b) Excess Cash Payments. As soon as practicable after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Escrow Agent will mail to each Rights holder who exercises the Over-Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Right.

3. TRANSFER OF RIGHTS.

  All rights received by you in the Rights Offering are transferable only upon a valid exemption for the registration requirements of the Securites Act of 1933, as amended.

4.  EXECUTION.

  (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  (c) Signature Guarantees. If you specify special payment or delivery instructions in the Subscription Certificate, your signature must be guaranteed by a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, in accordance with Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

5.  METHOD OF DELIVERY.

  THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE WILL BE AT THE ELECTION AND RISK OF
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THE RIGHTS HOLDER, BUT, IF SENT BY MAIL, IT IS RECOMMENDED THAT SUCH
CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED OR VIA AN OVERNIGHT COURIER SERVICE WITH DELIVERY CONFIRMATION, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

6.  SUBSTITUTE FORM W-9.

  Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, a copy of which is included as Exhibit A hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 31% federal income tax backup withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights)